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                                                                  EXHIBIT 10.72

                                 PROMISSORY NOTE

$2,000,000                                               January 29, 1999


     FOR VALUE RECEIVED, the undersigned, Consolidated Capital of North America, Inc., a Colorado corporation (the "Company"), promises to pay to the U.S. Steel Group of USX Corporation ("Creditor"), at 600 Grant Street, Pittsburgh, Pennsylvania 15219-2749, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal amount of $2,000,000 as described herein. This Note delivered in connection with the Agreement dated January 29, 1999 between the Company and the Creditor (the "Agreement"). The Company further promises to pay interest (computed on the basis of a year consisting of 365 days) on the principal balance of this Promissory Note (this "Note") outstanding from time to time at the rate of 8.0% per annum.

     Interest on this Note shall be payable quarterly in arrears on the 1st day of March, June, September and December beginning on March 1, 1999 (each an "Interest Payment Date"). The principal of this Note and accrued and unpaid interest hereon shall be due and payable in quarterly installments in the amount of $166,666.67 on each Interest Payment Date with the final balance of $166,666.63 due in full on December 1, 2001.

     The Company shall have the option at any time to prepay, without penalty, the whole or a part of the principal of this Note upon 10 days prior written notice. All prepayments shall be applied first to accrued and unpaid interest and then to principal.

CONVERSION.

     The holder of the Note may at any time prior to the Maturity hereof, convert the principal amount hereof remaining outstanding into the Company's Common Stock, par value $.0001 per share, at the conversion ratio of $.209 of principal for one share of Common Stock, or an aggregate of 9,569,378 shares (except that, if the Company has given notice of an intent to prepay the Note, the right to convert shall terminate at the close of business on the second business day prior to the day fixed for such repayment). The Note may be converted in part in a minimum amount of $100,000 or a multiple thereof. To convert the Note, the holder must surrender it at the office of the Company, together with a written instrument of transfer in a form satisfactory to the Company, properly completed and executed and with a written notice of conversion. If less than the total amount of principal is converted, a new Note will be issued for the balance.

     If the Company at any time pays to the holders of its Common Stock a dividend in Common Stock, the number of shares of common stock issuable upon the conversion of this Note shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividend.


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     If the company at any time subdivides or combines in a larger or smaller number if shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the conversion of this Note shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

     If the Company is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consideration, merger, sale, or conveyance so that the holder of this Note may receive, in lieu of the Common Stock otherwise issuable to them upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respite to the Common Stock.


EVENTS OF DEFAULT.

     The Company shall be in default under this Note upon the occurrence of: (I) any of the events specified in Clause (a) hereof and the failure to cure such default within five (5) days; (ii) any of the events specified in Clause (b) hereof and the failure to cure such default within then (10) days after receipt of written notice thereof from the Holder, or (iii) any of the events specified in Clause (c) hereof (any of the foregoing being an "Event of Default"):

          (d) Failure to make any principal or interest payment required under this Note on the due date of such payment;

          (e) Any materiel default, breach or misrepresentation shall occur under the terms and provisions of the Note Purchase Agreement; or

          (f) Insolvency of, business failure of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustments of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days.

REMEDIES UPON EVENT OF DEFAULT.

     Upon the occurrence of an Event of Default:

          (d) Specified in Clause (c) of the Events of Default, then the Note shall be automatically accelerated and immediately due and payable at the option the Holder, without notice or demand, and said amount shall accrue interest from the date of default at the rate of twenty percent (20%) per annum;

          (e) Specified in Clause (a) or (b) of the Events of Default, then the Holder may declare the Note immediately accelerated, due and payable and said amount shall accrue interest from the date of default at the rate of twenty percent (20%) per annum; and


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          (f)  The Holder shall have all of the rights and remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

     If any required payment under this Note is not paid when due, the amount of such payment shall bear interest after such due date at a rate which is five percent (5.0%) per annum in excess of the otherwise applicable rate of interest.

     The Note is fully transferable by Creditor without the consent of or notice to the Company.

     It is expressly stipulated and agreed to be the intent of the Company and Creditor at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal Law to the extent that it permits Creditor to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and Creditor's express intent that all excess cash amounts theretofore collected by Creditor be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Creditor does not intend to collect any unearned interest in the event of acceleration.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.


                                      CONSOLIDATED CAPITAL OF
                                      NORTH AMERICA, INC.
                                      a Colorado corporation

                                      BY:  /s/ RICHARD D. BAILEY
                                          -------------------------------------
                                          Richard D. Bailey
                                          President and Chief Operating Officer